UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

Tamalpais Bancorp
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 151627
San Rafael, California 94915-1627
 (Address of principal executive offices including Zip Code)

(415) 526-6400
(Registrant’s telephone number, including area code)

630 Las Gallinas Avenue
San Rafael, California 94903
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 – Bankruptcy or Receivership.

On April 16, 2010, Tamalpais Bank (the “Bank”), the wholly-owned banking subsidiary of Tamalpais Bancorp (the “Registrant”) and its principal asset, was closed by the California Department of Financial Institutions, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank. As indicated in the FDIC press release dated April 16, 2010, subsequent to the closure, Union Bank, N.A. of San Francisco, California (“Union Bank”) acquired substantially all of the deposits and assets of the Bank from the FDIC as receiver of the Bank.

As a result of the FDIC being appointed receiver of the Bank, the Registrant expects to cease all business activity and operations since the Bank was the Registrant’s primary source of revenue.

On April 19, 2010, the seven offices of the Bank will reopen as branches of Union Bank. Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/Tamalpais.html or call the FDIC toll-free at 1-800-830-4706.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMALPAIS BANCORP

Date: April 19, 2010	By:	/s/ Mark Garwood
Mark Garwood
Chief Executive Officer